UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 16, 2024

Hennessy Capital Investment Corp. VI

(Exact name of Registrant as specified in its charter)

Delaware	001-40846	86-1626937
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 US HWY 50, Suite 309 Zephyr Cove, NV	89448
(Address of principal executive offices)	(Zip Code)

(775)-339-1671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Class A common stock, par value $0.0001 per share	HCVI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	HCVIW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	HCVIU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2024, Hennessy Capital Investment Corp. VI, a Delaware corporation (the “Company”), entered into a subscription agreement (the “Subscription Agreement”) with Hennessy Capital Partners VI LLC, a Delaware limited liability company (“Sponsor”), Daniel J. Hennessy and Polar Multi-Strategy Master Fund (“Polar”), pursuant to which Polar agreed to make a $1,750,000 cash contribution to the Company (the “Capital Contribution”) to cover working capital expenses and certain potential excise tax obligations of the Company in accordance with the terms and conditions set forth therein. Pursuant to the Subscription Agreement, the Capital Contribution shall be repaid to Polar by the Company upon closing of an initial business combination (the “Closing”). Polar may elect to receive such repayment (i) in cash or (ii) in shares of Class A common stock (the “Common Stock”) of the surviving entity in such initial business combination (the “Surviving Entity”) at a rate of one share of Common Stock for each ten dollars ($10.00) of the Capital Contribution. In consideration of the foregoing Capital Contribution, the Company has agreed to issue, or to cause the Surviving Entity to issue, 70,000 shares of Class A common stock of the Surviving Entity (the “Subscription Shares”) to Polar as of or prior to the Closing. Pursuant to the Subscription Agreement, the Surviving Entity shall use its reasonable best efforts to cause the Subscription Shares issued to Polar pursuant to the Subscription Agreement to be registered on the first registration statement filed by the Surviving Company following the Closing, which shall be filed no later than 30 days following the Closing and declared effective no later than 90 days following the Closing. Upon certain events of default under the Subscription Agreement or if the Surviving Entity fails to file a registration statement to register the Subscription Shares issued to Polar within 30 days after the Closing and to have such registration statement declared effective within 90 days after the Closing, the Company (or the Surviving Entity, as applicable) shall issue to Polar an additional 0.1 of a share of Class A common stock for each one dollar ($1.00) of the Capital Contribution funded as of the date of such default, and for each month thereafter until such default of failure is cured, subject to certain limitations provided for therein. In the event the Company (1) liquidates without consummating an initial business combination or (2) consummates an initial business combination, the Company shall repay the Capital Contribution within 30 calendar days of the liquidation or within five (5) business days of the Closing (as applicable, the “Specified Period”). In the event that such Capital Contribution is not repaid in full within the Specified Period, Daniel J. Hennessy, the Chairman and Chief Executive Officer of the Company, has agreed (in his individual capacity) to purchase from Polar all of Polar’s remaining rights under the Subscription Agreement (excluding the right to receive the Subscription Shares, which shall remain with Polar) for a cash amount equal to the portion of the Capital Contribution not repaid by the Company.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K (this “Report”) with respect to the Subscription Agreement is incorporated into this Item 2.03 to the extent required herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Report is incorporated into this Item 3.02 to the extent required herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
10.1	Subscription Agreement, dated January 16, 2024, by and among Hennessy Capital Investment Corp. VI, Hennessy Capital Partners VI LLC, Daniel J. Hennessy and Polar Multi-Strategy Master Fund
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY CAPITAL INVESTMENT CORP. VI

By:	/s/ Nicholas Petruska
Name:	Nicholas Petruska
Title:	Chief Financial Officer

Dated: January 17, 2024

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